UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2012

UNITED CONTINENTAL HOLDINGS, INC.

UNITED AIR LINES, INC.

CONTINENTAL AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
Delaware	001-11355	36-2675206
Delaware	001-10323	74-2099724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

77 W. Wacker Drive, Chicago, IL 77 W. Wacker Drive, Chicago, IL 1600 Smith Street, Dept. HQSEO, Houston, Texas	60601 60601 77002
(Address of principal executive offices)	(Zip Code)

(312) 997-8000

(312) 997-8000

(713) 324-2950

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On July 12, 2012, United Continental Holdings, Inc. (the “Company”) entered into a purchase agreement with The Boeing Company (“Boeing”) for a firm narrowbody aircraft order of 100 Boeing 737 MAX 9 aircraft powered by CFM LEAP-1B engines, with options to purchase an additional 100 Boeing 737 MAX 9 aircraft (the “737 MAX 9 Agreement”). Also on July 12, 2012, United Air Lines, Inc. (“United”), a wholly-owned subsidiary of the Company, entered into a purchase agreement with Boeing for a firm narrowbody aircraft order of 50 Boeing 737-900ER aircraft powered by CFM56-7 engines, with options to purchase an additional 60 Boeing 737-900ER aircraft (the “737-900ER Agreement”). The firm order 50 Boeing 737-900ER aircraft and 100 Boeing 737 MAX 9 aircraft are expected to be delivered between 2013 and 2022. The Company has the right, and intends in the future, to assign its interest under the 737 MAX 9 Agreement with respect to one or more of the Boeing 737 MAX 9 aircraft to either United or Continental Airlines, Inc. (“Continental”), a wholly-owned subsidiary of the Company, or both.

The table below summarizes the capital commitments of the Company, United and Continental as of June 30, 2012, which primarily relate to the acquisition of aircraft and related spare engines, aircraft improvements and acquisition of information technology services and assets. While the Company has not determined the actual assignment of the Boeing 737 MAX 9 between United and Continental, the table below assumes that 50% of the Boeing 737 MAX 9 order is assigned to United and 50% of the Boeing 737 MAX 9 order is assigned to Continental.

	In billions
	UAL[1]	United[1]	Continental[1]
Last six months of 2012	$1.2	$0.3	$ 0.9
2013	1.4	0.4	1.0
2014	1.3	0.6	0.7
2015	1.9	0.6	1.3
2016	2.1	1.3	0.8
After 2016	10.6	8.1	2.5

	$18.5	$11.3	$ 7.2

1	The above table is adjusted to include the impact of the aircraft orders described in the first paragraph above and the impact of the resolution between the Company and Boeing relating to compensation in connection with certain Boeing 787 aircraft delivery delays, which contemplates certain adjustments to Continental’s and United’s Boeing 787 purchase agreements.

Any incremental firm aircraft orders, including through the exercise of purchase options, will increase the total future capital commitments of the Company, United and/or Continental.

The Boeing aircraft order is part of the Company’s flexible fleet strategy, which provides the Company the ability to replace older, less fuel efficient aircraft and to adjust the size of its fleet to respond to market conditions and opportunities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED CONTINENTAL HOLDINGS, INC.
UNITED AIR LINES, INC.
CONTINENTAL AIRLINES, INC.

By: /s/ John D. Rainey
Name: John D. Rainey
Title: Executive Vice President and Chief Financial Officer

Date: July 18, 2012